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                                                                    EXHIBIT 24.2


                             SECRETARY'S CERTIFICATE



     I, Margaret Epperson, certify that I am the duly elected, qualified and acting Secretary of Cooker Restaurant Corporation, an Ohio corporation (the "Corporation"), that I am authorized and empowered to execute this Certificate on behalf of the Corporation with respect to the Registration Statement on Form S-8 and further certify that the following is a true, complete and correct copy of a resolution adopted by the Board of Directors of the Corporation on July 13, 1998, which resolution remains in full force and effect as of the date of this certificate:


              RESOLVED, that each officer or director who may be required to execute the Registration Statement (whether on behalf of the Corporation or as an officer or a director thereof or by attesting the seal of the Corporation or otherwise) be, and each of them hereby is, authorized to execute a Power of Attorney appointing G. Arthur Seelbinder and Phillip L. Pritchard as his true and lawful attorneys and agents to execute in his name, place and stead (in any capacity) the Registration Statement, and all instruments necessary or in connection therewith, to attest the seal of the Corporation thereon, and to file the same with the Commission, and each attorney and agent shall have the power to do and perform in the name of and on behalf of each of said officers and directors, or both, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all extents and purposes as such officer or director might or could do in person.


     IN WITNESS WHEREOF, I have hereunto set my hand as of July 14, 1998.



                                     /s/ Margaret A. Epperson
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                                     Margaret Epperson, Secretary